                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant To Section 14(A) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to 14a-11(c) or 14a-12


                             TRANSMEDIA NETWORK INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------


|_| Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                    [LETTERHEAD OF TRANSMEDIA NETWORK, INC.]


January 29, 2001


Fellow Stockholders:

         Please accept my personal invitation to attend our Annual Meeting of Stockholders on March 1, 2001 at 10:00 a.m., Eastern Standard Time. This year's meeting will be held at The Helmsley Hotel, 212 East 42nd Street, New York, New York 10017 (between 2nd and 3rd Avenues), Turtle Bay Room. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, I will also report on the operations of the Company.

         We hope that you will attend. Regardless of whether you plan to attend or not, please complete, date, sign and return the enclosed proxy as soon as possible. It is important that your shares be represented at the meeting.

                             YOUR VOTE IS IMPORTANT

         We encourage you to complete, date, sign and promptly return your proxy card in the enclosed envelope regardless of whether you plan to attend the annual meeting.

         On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in our Company. We look forward to seeing you at the Annual Meeting.

                                       Sincerely yours,



                                       /s/ Gene M. Henderson

                                       President and Chief
                                       Executive Officer



              11900 Biscayne Boulevard, North Miami, FL 33181-9915
                305.892.3340  o  800.438.9013  o  www.idine.com

                            TRANSMEDIA NETWORK INC.
                            11900 BISCAYNE BOULEVARD
                           NORTH MIAMI, FLORIDA 33181

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 1, 2001

                              --------------------

To the Stockholders
of Transmedia Network Inc.:

         The 2001 Annual Meeting of Stockholders of Transmedia Network Inc. will be held at The Helmsley Hotel, 212 East 42nd Street, New York, New York 10017 (between 2nd and 3rd Avenues), Turtle Bay Room, on Thursday, March 1, 2001 at 10:00 a.m., Eastern Standard Time, to consider and act upon the following matters:

         (1) The election of eight (8) directors to serve until the next annual meeting or until their successors have been elected and qualified.

         (2) Such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

         Owners of record of the Common Stock of the Company, par value $.02 per share, and the Series A Senior Convertible Redeemable Preferred Stock of the Company, par value $.10 per share, at the close of business on January 26, 2001 are entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournment thereof. A list of stockholders of the Company as of the close of business on January 26, 2001 will be available for inspection during normal business hours from 10:00 a.m., February 19, 2001 through 5:00 p.m., February 28, 2001 at the Company's principal place of business at 11900 Biscayne Boulevard, North Miami, Florida 33181 and at the Company's New York offices at 750 Lexington Avenue, New York, New York 10022. The Company's 2000 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT A QUORUM WILL BE PRESENT AT THE ANNUAL MEETING.

                                 By Order of the Board of Directors,


                                 KATHRYN M. FERARA
                                 Secretary

North Miami, Florida
January 29, 2001

                            TRANSMEDIA NETWORK INC.

                             ---------------------

                                PROXY STATEMENT

                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 1, 2001


                                  INTRODUCTION

         This Proxy Statement is furnished to stockholders of Transmedia Network Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company's Annual Meeting of Stockholders to be held at The Helmsley Hotel, 212 East 42nd Street, New York, New York 10017 (between 2nd and 3rd Avenues), Turtle Bay Room, on Thursday, March 1, 2001 at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof.

         This Proxy Statement and the enclosed form of proxy are first being sent or given to Stockholders of the Company on or about January 29, 2001.

Purposes of Meeting

         The purposes of the meeting are to consider and act upon the following matters:

1. The election of eight (8) directors to serve until the next annual meeting or until their successors have been elected or qualified.

2. Such other business as may properly come before the meeting or any adjournment or postponements thereof.

Record Date; Proxy; Vote Required; Recommendation; Solicitation

         Only owners of record of shares of Common Stock, par value $.02 per share (the "Common Stock"), and Series A Senior Convertible Redeemable Preferred Stock, par value $.10 per share (the "Series A Preferred Stock" and, together with the Common Stock, the "Voting Stock"), at the close of business on January 26, 2001 are entitled to receive notice of, and to vote at, the meeting or any adjournment thereof. Each owner of record on the record date is entitled to one vote for each share of Voting Stock of the Company so held and there is no cumulative voting. The Common Stock and the Series A Preferred Stock are the only classes of securities issued by the Company that entitle an owner of record to vote on the proposals contained herein. On January 26, 2001, there were 16,176,895 shares of Common Stock and 4,149,378 shares of Series A Preferred Stock issued and outstanding. The presence at the meeting, in person or by proxy, of the holders of the majority of the outstanding shares of the Voting Stock entitled to vote is necessary to constitute a quorum.

         Proxies in the accompanying form are solicited on behalf and at the direction of the Board of Directors. All shares of Voting Stock represented by properly executed proxies will be voted at the meeting in accordance with the instructions made on the proxies, unless such proxies have previously been revoked. Regarding the election of Directors to serve until the 2002 Annual Meeting of Stockholders, in voting by proxy, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to any other proposal to be voted upon, stockholders may vote in favor of the proposal, against the proposal or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If authority to vote a proxy has not been withheld and no instruction is indicated, the shares will be voted FOR the election of the nominees for directors to the Board of Directors. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

         The Company's Board of Directors unanimously recommends that all stockholders vote FOR the election of the Nominees for Director named in this Proxy Statement.

         A stockholder executing and returning a proxy has the power to revoke it before it is exercised, and may do so by delivering a subsequently signed and dated proxy or other written notice to the Secretary of the Company at any time prior to the vote at the meeting or by appearing at the meeting and voting in person the shares to which the proxy relates. Attendance at the Annual Meeting in and of itself does not revoke a prior proxy. Any written notice revoking a proxy should be sent to the Company, attention: Ms. Kathryn M. Ferara, Secretary. The mailing address of the Company's principal executive offices is 11900 Biscayne Boulevard, North Miami, Florida 33181 and its telephone number is
(305) 892-3300.

         An automated system administered by the Company's transfer agent will tabulate votes cast by proxy at the Annual Meeting, and an Inspector of Election will tabulate votes cast in person at the Annual Meeting.

         Directors will be elected by a plurality of the votes cast. Abstentions and broker "non-votes" will have no effect on the election of Directors. Approval of any other matter will require the affirmative vote of the holders of a majority of the shares of Voting Stock cast, except as may otherwise be provided in the Certificate of Incorporation or the By-laws of the Company, by the rules of the New York Stock Exchange, Inc., or by law. Abstentions and broker "non-votes" should have no effect with respect to any other matter.

         After the initial mailing of this Proxy Statement, proxies may be solicited by telephone, telegram or personally by directors, officers and other employees of the Company (who will not receive any additional compensation therefor). All expenses with respect to this solicitation will be paid by the Company. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxies and the proxy material to their principals, and the Company will, upon request, reimburse them for their reasonable expenses in doing so.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The number of Directors on the Board is currently fixed at eight. Each director is elected annually.

         The Board of Directors proposes for election as Directors of the Company the following nominees: Sheli Z. Rosenberg, Gene M. Henderson, F. Philip Handy, Herbert M. Gardner, William A. Lederer, John A. Ward, III, George S. Wiedemann and Lester Wunderman, each of whom is currently a Director of the Company.

         Directors will be elected by a plurality of the votes cast.

         The following table sets forth certain information relating to the nominees for election to the Board of Directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the above named nominees, who have consented to serve if elected. If a nominee is unable to serve as a Director (an event not now anticipated), the proxies will be voted by the proxy holders for a substitute nominee.

         The Company's Board of Directors recommends that stockholders vote FOR the election to the Board of each of the following nominees.

                              NOMINEES FOR ELECTION



                                              Position and/or                        Director
     Nominee                       Age(1)     Principal Occupation                    Since
     -------                       ------     --------------------                   ----------
     Sheli Z. Rosenberg (3)          58       Vice Chairperson of Equity Group         2000
                                              Investments, L.L.C.

     Gene M. Henderson               54       Director, President and Chief            1998
                                              Executive Officer of the Company

     F. Philip Handy (3)             56       Chairman of the Board and                1998
                                              President of Winter Park Capital
                                              Company

     Herbert M. Gardner (2)          61       Senior Vice President of Janney          1983
                                              Montgomery Scott LLC



                                              Position and/or                        Director
     Nominee                       Age(1)     Principal Occupation                    Since
     -------                       ------     --------------------                   ----------

     William A. Lederer (3)          39       Chairman, Chief Executive Officer        2000
                                              and Chief Investment Officer of
                                              Minotaur Capital Management, Inc.

     John A. Ward, III (2)           54       Former Chairman and Chief                2000
                                              Executive Officer of American
                                              Express Bank

     George S. Wiedemann (3)         56       Chairman of the Board and Chief          1998
                                              Executive Officer of Responsys.com

     Lester Wunderman (2)            80       Chief Executive Officer of               1998
                                              Wunderman, L.L.C.

---------------------
(1)  As of January 1, 2000.
(2)  Member of Audit Committee.
(3)  Member of Compensation Committee.


Business Experience

         Sheli Z. Rosenberg has been a trustee of Equity Office Properties Trust since 1997, a REIT that owns and operates commercial real estate properties. Since May 2000, Ms. Rosenberg has been the Vice Chairperson of Equity Group Investments, L.L.C. From January 1999 until May 2000, Ms. Rosenberg was Chief Executive Officer and President of Equity Group Investments, L.L.C., an owner and financier of real estate and corporate investments. Ms. Rosenberg was Chief Executive Officer and President of Equity Group Investments, Inc., from 1994 through 1998. From 1980 until 1997, Ms. Rosenberg was a principal of the law firm of Rosenberg & Liebentritt, P.C. For more than five years, Ms. Rosenberg has served on the Board of Directors of Anixter International Inc., a provider of integrated network and cabling solutions, and previously served for more than five years on the Board of Directors of Equity Group Investments, Inc. Since 1993, Ms. Rosenberg has been a trustee of Equity Residential Properties Trust, a REIT that owns and operates multifamily residential properties. Since 1996, Ms. Rosenberg has been a director of Manufactured Home Communities, Inc., a REIT engaged in the ownership and management of manufactured home communities. Ms. Rosenberg was a director of Illinois Power Co., a supplier of electricity and natural gas in Illinois, from 1997 until it was acquired in 2000 by Dynegy Inc., a utility company, upon which Ms. Rosenberg became a director of Dynegy, Inc. Since 1997, Ms. Rosenberg has been a director of CVS Corporation, a drugstore chain. Since 1997, Ms. Rosenberg has been a member of the board of Capital Trust, Inc., a specialized finance company. Since February 2000, Ms. Rosenberg has been a member of the Board of Directors of Danka Business Systems PLC, a business services provider. Ms. Rosenberg currently chairs Equity Office's Trust Governance Committee.

         Gene M. Henderson was elected President and Chief Executive Officer of the Company in October, 1998. From March 1997 until June 1998, Mr. Henderson was President and Chief Executive Officer of DIMAC Marketing, a full service direct marketing company based in St. Louis. From 1977 until March 1997, Mr. Henderson was employed in various capacities by Epsilon Data Management, a database marketing firm based in Burlington, Massachusetts. From 1990 until 1998, Epsilon was a wholly-owned subsidiary of the American Express Company. Among his positions at Epsilon, Mr. Henderson served as Chief Operating Officer and prior to that as President of the division of Epsilon that provides services to membership and fundraising organizations.

         F. Philip Handy is Chairman and President of Winter Park Capital Company, a private investment firm he founded in 1980. From 1996 through 1999, he was a Managing Director of Equity Group Investments, Inc., an owner and financier of real estate and corporate investments. Mr. Handy currently serves as a director of each of Anixter International, Inc., a provider of integrated network and cabling solutions, Chart House Enterprises, a multi-unit restaurant company, and Wink Communications Group Inc., a provider of interactive enhancements to television programs and commercials.

         Herbert M. Gardner has been a Senior Vice President of Janney Montgomery Scott LLC, an investment banking firm, for more than five years. He was a director of two predecessors of the Company from 1983 through 1987. Mr. Gardner is a director of Nu Horizons Electronics Corp., an electronics components distributor. He is Chairman of the Board of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses. He is also a director of TGC Industries, Inc., a company in the geophysical services industry, a director of Hirsch International Corp., an importer of computerized embroidery machines, a developer of embroidery machine application software and a provider of other services to the embroidery industry, a director of Co-Active Marketing Group, Inc., a marketing and sales promotion company, and an organizer and director of Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent commercial bank and trust company.

         William A. Lederer is the Chairman, Chief Executive Officer and Chief Investment Officer of Minotaur Capital Management, Inc., an investment firm, which he founded in 1987. Mr. Lederer also founded Art.com, an internet company focused on the delivery of online art, custom framing and art-related products, and managed it from its inception through its sale to Getty Images, Inc. in 1999. Prior to founding Minotaur, Mr. Lederer was the Vice President of Research at Sound Shore Management Inc., an institutional investment advisor. He currently also serves as a director of each of BlueMeteor, an application service provider, the Illinois Coalition, a non-profit partisan, private/public partnership of the top leaders from business, labor, government, education and research, Morgan International, a specialty staffing services company, Netgov.com, a provider of electronic government solutions, the Ravinia Festival, a pre-eminent international festival of the performing arts, Roosevelt University, the School of the Art Institute of Chicago and XOR, Inc, a managed services provider of solutions for electronic business performance.

         John A. Ward, III formerly served as Chairman and Chief Executive Officer of American Express Bank and head of the Travelers Cheque Group. Mr. Ward joined American Express following a 27-year career at Chase Manhattan Bank, during which he held various senior posts in the United States, Europe and Japan. His previous position was that of Chief Executive Office of Chase BankCard Services, which he held from 1993 until 1995.

         George S. Wiedemann is the Chairman of the Board and Chief Executive Officer of Responsys.com, a provider of platform-based direct marketing. Prior to that, Mr. Wiedemann was Chairman of the Board and Chief Executive Officer of GreyDirect Marketing Group, Inc., a direct marketing agency he founded in 1979, that specializes in multimedia direct response advertising. He also co-founded and has served as Chairman and Chief Executive Officer of Grey Interactive and Grey Direct e.Marketing in 1993 and 1995, respectively. Mr. Wiedemann was elected to the Direct Marketing Association Board of Directors in 1990, and in 1999 served as Chairman of that Board.

         Lester Wunderman is the founder and Chief Executive Officer of Wunderman, L.L.C., a marketing consulting company. From 1988 through 1998, he was Chairman of the Board of Wunderman Cato Johnson, a direct marketing advertising agency which he founded in 1958, and a director of Dentsu Wunderman Direct, an affiliated company in Japan. From 1958 until 1988 he served as President of Wunderman Cato Johnson. He currently also serves as a Visiting Professor of Direct Marketing at the School for Continuing Education and Professional Studies at New York University. He is Chairman/Director of i-Behavior Inc., an electronic commerce direct marketing database services company, and also serves as a director of each of Infonautics Corporation, a provider of personalized information and websites, and MyPoints, an internet rewards provider. Mr. Wunderman also serves on the Board of Directors of the Children's Television Workshop. He was formerly a director of The Advertising Council and of Direct Marketing Association. He was Secretary-Treasurer of the American Association of Advertising Agencies and a member of its Operations Committee and Board of Directors.

Relationships Among Directors or Executive Officers

         There are no family relationships among any of our directors or executive officers.

Meetings and Committees of Board of Directors

         During the fiscal year ended September 30, 2000 ("Fiscal 2000"), the Compensation Committee of the Company consisted of Rod F. Dammeyer, George S. Wiedemann and Lester Wunderman. The Compensation Committee was charged with administering the 1996 Plan, reviewing the compensation of senior management and recommending to the Board of Directors such changes to the compensation of senior management, including changes to the Company's compensation plans and programs, as the Compensation Committee determines are appropriate.

         During Fiscal 2000, the Audit Committee of the Company consisted of Herbert M. Gardner, John A. Ward, III and F. Philip Handy. The Audit Committee is charged with recommending to the Board of Directors the engagement of the Company's independent public accountants, reviewing the plan and results of the auditing engagement with the Chief Financial Officer of the Company and the independent public accountants, reviewing the scope and nature of the Company's internal auditing system with the Chief Financial Officer and considers any non-audit functions to be performed by the independent auditors.

         The Board adopted and approved a charter for the Audit Committee on August 12, 2000, a copy of which is attached hereto as an appendix. The Company's Voting Securities are listed on the New York Stock Exchange and are governed by its listing standards. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in the listing standards of the New York Stock Exchange.

         During the fiscal year ended September 30, 2000, the Board of Directors held seven meetings, the Compensation Committee held three meetings, and the Audit Committee held four meetings. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Each director attended at least 75% of the aggregate number of meetings held by the Board and any committee on which he served.

Compensation of Directors

         The Company pays each director, other than the Chairperson, who is not a full-time employee, an annual stipend of $18,000 in quarterly installments in arrears on January 1, April 1, July 1 and October 1 of each fiscal year. Full-time employees of the Company who also serve as directors do not receive compensation for attending board meetings. The 1996 Plan allows non-employee directors to elect to take their directors' fees in either cash or as deferred stock awards. The Company also pays each member of the Audit Committee and the Compensation Committee an attendance fee of $1,000 for each meeting of the respective committee attended by such member. The Chairperson of the Board of Directors received options to purchase 150,000 shares of Common Stock at an exercise price of $2.50 per share. These options vest ratably over a three-year period, at the end of each year.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

         No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the Board of Directors or compensation committee of any other company.

         Since 1997, the Company has retained the services of Equity Group Investments to perform financial consulting and investment advisory services for it. Sheli Z. Rosenberg, who became a director in November 2000, is Vice Chairperson of Equity Group Investments. The Company believes that such services have been on terms no less favorable to the Company than could have been obtained from other independent parties. In Fiscal 2000, the Company paid fees and expenses to Equity Group Investments in the amount of $250,000 and anticipates paying fees in the amount of $250,000 in the next fiscal year.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Committee Report

         The Company's executive compensation program is designed to help attract, retain, and motivate the highly qualified personnel needed to manage the Company's business and affairs. To meet these goals, the Company has implemented a compensation program with the following components:

o base salaries that reflect the scope and responsibilities of the position, as well as the skills, knowledge, experience, abilities, and contributions of each individual executive.

o short-term incentives that are based on the financial performance of the Company.

o long-term incentives that balance the executive officer's short- and long-term perspectives and provide rewards consistent with stockholder returns.

         Compensation decisions are made following an assessment of the individual's contributions to the Company's success, any significant changes in the individual's role or responsibility, and internal equity of the Company's compensation relationships.

         The competitiveness of the Company's total compensation program--incorporating base salaries, short-term incentives and long-term incentives--is reviewed, and, where appropriate, with the assistance of outside compensation consultants. Based on the these internal and external reviews, the Company concluded that the compensation paid to its executives was fair and reasonable. In general, the Company believes that the overall compensation levels for the executive group should reflect competitive levels of compensation for comparable positions in similarly sized companies over the long term.

         The Company believes that it is essential to link executive compensation and Company performance. To meet this objective, the Company maintains a stock option program which provides option grants on a regular, though not necessarily annual, basis to provide participants with an opportunity to share in the Company's performance. Stock option grants and stock awards reflect the past contributions of the individual, the individual's ability to affect Company profitability, the scope of the individual's responsibilities, the need to retain the individual's services over time and management's assessments and recommendations. All executive officers, including the chief executive officer, are eligible to participate in this program.

         The Company's policy of awarding cash bonuses is designed to specifically relate executive pay to Company and individual performance. As a pay-for-performance program, cash bonuses provide financial rewards for achievement of substantive Company and personal objectives. Actual awards paid are based primarily on actual Company performance. During Fiscal 2000, no cash performance bonuses were awarded to executive officers of the Company.

Chief Executive Officer Compensation

         Mr. Henderson's employment arrangements consist of a base salary of $350,000; and an annual bonus eligibility of up to 100% of his base salary. He did not receive a cash bonus in Fiscal 2000. In recognition of Mr. Henderson's accomplishments on behalf of the Company throughout Fiscal 2000, the Compensation Committee awarded him ten-year options to purchase 250,000 shares of Common Stock under the 1996 Plan, with an exercise price of $4.25 per share, which will fully vest in 2004. The Compensation Committee believes that such an award is appropriate in light of the Company's achievements during Mr. Henderson's tenure as President and Chief Executive Officer, including the acquisition on June 30, 1999 of Dining a la Card, the integration of Dining a la Card and the migration from the privately-held Transmedia card to the registered card platform.

         Additional information concerning the salary, bonus, and stock awards for the Company's senior executive officers can be found in the section appearing elsewhere in this Proxy Statement under the caption "Executive Contracts, Termination of Employment and Change-in-Control Arrangements."

Compliance With Internal Revenue Code Section 162(m)

         The Company will continue to analyze its executive compensation practices and plans on an ongoing basis with respect to Section 162(m) of the Internal Revenue Code. Where it deems advisable, the Company will take appropriate action to maintain the tax deductibility of its executive compensation.

                                            COMPENSATION COMMITTEE


                                            Sheli Z. Rosenberg
                                            George S. Wiedemann
                                            William A. Lederer
                                            F. Philip Handy

Summary Compensation Table

         The following table sets forth certain information concerning compensation paid during the last three fiscal years to (i) each person that served as the Company's Chief Executive Officer during Fiscal 2000, and (ii) the four most highly compensated executive officers of the Company (the "Named Executive Officers"):


                                                                                        Long-Term
                                                                                       Compensation
                                                      Annual Compensation                 Awards
                                             --------------------------------------- ---------------
                                                                                       Securities
                                                                                       Underlying        All Other
                                            Salary        Bonus      Other Annual     Options/Sars      Compensation
Name And Principal Position          Year    ($)           ($)       Compensation           (#)              ($)
---------------------------          ----   -------      -------     ------------     ---------------    ---------

Gene M. Henderson (1)               2000     $350,000     $     --     $ --            250,000(2)      $ 12,000(3)
    President and Chief             1999      320,685      175,000       --            390,000(4)        64,816(5)
    Executive Officer               1998           --           --       --                 --               --

James M. Callaghan                  2000     $335,000     $     --     $ --             91,500(6)      $ 12,000(3)
    Vice President of the           1999      334,615           --       --                 --               --
    Company and President           1998      321,000           --       --             58,750               --
    of iDine Restaurant
    Group, Inc.

Stephen E. Lerch                    2000     $222,500     $     --     $ --            125,000(7)      $ 57,000(8)
    Executive Vice President        1999      200,000           --       --                 --           37,000(9)
    and Chief Financial Officer     1998      200,000       15,000       --             25,000               --

Paul A. Ficalora (10)               2000     $183,236     $     --     $ --             30,000(11)     $ 43,887(12)
    Executive Vice President        1999      164,769           --       --                 --           68,173(13)
    of iDine Restaurant             1998      168,500           --       --             25,000           35,128(14)
    Group, Inc.

Christine M. Donohoo (15)           2000     $282,500     $     --     $ --                 --         $ 12,000(3)
    President of Transmedia         1999      177,692      150,000       --            150,000               --
    Service Company Inc.            1998           --           --       --                 --               --


------------------------------
 (1)     See "Employment Contracts, Termination of Employment and
         Change-in-Control Arrangements" for a summary of the terms of his employment arrangements with the Company.

 (2) Represents options to purchase 250,000 shares at an exercise price of $4.25 per share, which were granted under the 1996 Plan and expire in June 2010.

 (3)     Represents a $1,000 per month car allowance.

 (4) Includes (i) options to purchase 250,000 shares at an exercise price of $2.00 per share, which were granted under the 1996 plan and expire in October 2008, (ii) options to purchase 100,000 shares at an exercise price of $2.375 per share, which were granted under the 1996 Plan and expire in October 2008 and (iii) 40,000 shares of restricted stock granted under the 1996 Plan which will fully vest in July 2001, unless Mr. Henderson is terminated before such date, at which time such shares will vest immediately.

(5)      Includes (i) $53,816 in temporary living and moving expenses and
         (ii) a $1,000 per month car allowance.

(6) Includes (i) options to purchase 16,500 shares at an exercise price of $2.5625 per share, which were granted under the 1996 Plan and expire in January 2010 and (ii) options to purchase 75,000 shares at an exercise price of $4.25 per share, which were granted under the 1996 Plan and expire in June 2010.

(7) Includes (i) options to purchase 50,000 shares at an exercise price of $2.5625 per share, which were granted under the 1996 Plan and expire in January 2010 and (ii) options to purchase 75,000 shares at an exercise price of $4.25 per share, which were granted under the 1996 Plan and expire in June 2010.

(8) Includes (i) a $1,000 per month car allowance and (ii) $45,000 deferred relocation expenses.

(9) Incudes (i) $25,000 in deferred moving expenses and (ii) a $1,000 per month car allowance.

(10) In January 2001, Mr. Ficalora resigned as Executive Vice President of iDine Restaurant Group, Inc.

(11) Includes (i) options to purchase 10,000 shares at an exercise price of $2.5625 per share, which were granted under the 1996 Plan and expire in January 2010 and (ii) options to purchase 20,000 shares at an exercise price of $4.25 per share, which were granted under the 1996 Plan and expire in June 2010.

(12) Includes (i) $31,877 in sales commissions and (ii) a $1,000 per month car allowance.

(13) Includes (i) $56,173 in sales commissions and (ii) a $1,000 per month car allowance.

(14) Includes (i) $23,128 in sales commissions and (ii) a $1,000 per month car allowance.

(15) Ms. Donohoo became President of Transmedia Service Company Inc. in January 1999. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements " for a summary of the terms of her employment arrangements with the Company. In September 2000, Ms. Donohoo resigned as President of Transmedia Service Company Inc.



Options Granted

         Shown below is further information regarding employee stock options awarded during Fiscal 2000 under the 1996 Plan to the Named Executive Officers. No stock appreciation rights were awarded during the year.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                      Individual Grants
                    ---------------------------------------------------------------------------------------
                                                                                                         Realizable
                                                                                                     Value at assumed
                                                                                                      Annual Rates of
                                 Number of     Percent of                                               Stock Price
                                 Securities  Total Options  Exercise    Market                          Appreciation
                                 Underlying    Granted to    of Base   Price on                       For Option Term
                       Date of   Options       Employees      Price    Date of   Expiration  ------------------------------------
        Name            Grant    Granted     in Fiscal Year  ($/sh)     Grant       Date          0%          5%          10%
---------------------------------------------------------------------------------------------------------------------------------
Callaghan, James M.   1/3/2000     16,500         1.75%     2.5625     2.5625     1/3/2010   $   42,281    $   68,872   $  109,667
Callaghan, James M.  6/30/2000     75,000         7.97%     4.2500     4.2500    6/30/2010      318,750       519,210      826,755
Ficalora, Paul A.     1/3/2000     10,000         1.06%     2.5625     2.5625     1/3/2010       25,625        41,740       66,465
Ficalora, Paul A.    6/30/2000     20,000         2.13%     4.2500     4.2500    6/30/2010       85,000       138,456      220,468
Henderson, Gene M.   6/30/2000    250,000        26.58%     4.2500     4.2500    6/30/2010    1,062,500     1,730,701    2,755,851
Lerch, Stephen E.     1/3/2000     50,000         5.32%     2.5625     2.5625     1/3/2010      128,125       208,702      332,323
Lerch, Stephen E.    6/30/2000     75,000         7.97%     4.2500     4.2500    6/30/2010      318,750       519,210      826,755

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

         The following table provides information, with respect to the Named Executive Officers, concerning options held as of September 30, 2000.

                                                              Number of
                                                        Securities Underlying                  Value of Unexercised
                           Shares                        Unexercised Options                  In-The-Money Options at
                          Acquired      Value        Held at Fiscal Year-End (#)              Fiscal Year-End ($) (1)
                         on Exercise   Realized  ---------------------------------      ---------------------------------
Name                         (#)         ($)       Exercisable     Unexercisable          Exercisable     Unexercisable
-------------------------------------------------------------------------------------------------------------------------
Gene M. Henderson             -           -                87,500         512,500               $ 87,500        $125,000
James M. Callaghan            -           -               179,375         107,750                      -               -
Stephen E. Lerch              -           -                35,000         145,000                      -               -
Christine M. Donohoo          -           -                37,500               -                 37,500          42,000
Paul A. Ficalora              -           -                37,750          39,000                      -               -

-------------------

(1) The value of "in-the-money" stock options represents the positive spread between the exercise price of options and the fair market value of the underlying shares on September 30, 2000, which was $3.75.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

         The following is a summary of the employment arrangements with the executive officers named above:

         Gene M. Henderson. In October 1998, the Board elected Mr. Henderson President and Chief Executive Officer of the Company. The terms of his employment include: (i) a base salary of $350,000 per year (subject to adjustment annually in October of each year, with no adjustment applied in October 1999) and a bonus of up to 100% of his base salary; (ii) the granting in 1998 of ten-year options to purchase 250,000 shares of Common Stock at an exercise price of $2.00, and (iii) the granting in 1998 of ten-year options to purchase an additional 100,000 shares of Common Stock at an exercise price of $2.375. All the options vest ratably over four years following their date of grant. The vesting schedule of the options may be accelerated, however, if the Company's stock price achieves certain closing price levels for 20 consecutive trading days as follows: (a) 50% of the options vest if the stock price is at or above $12.00 per share; (b) an additional 25% of the options vest if the stock price is at or above $16.00 per share; and (c) 100% of the options vest if the stock price is at or above $20.00 per share. The terms of Mr. Henderson's employment restrict him from competing against the Company for a one-year period following the termination of his employment with the Company and also provide that Mr. Henderson will be entitled to receive a lump sum payment equal to 18 months base salary from the employment termination date plus the greater of his guaranteed bonus for that year (if any) or the pro rata bonus of the maximum bonus for that year payable upon the occurrence of a "Change-in-Control" (as defined in the 1996 Plan). In addition, upon a Change-in-Control, all of Mr. Henderson's stock options will vest as provided in the 1996 Plan.

         James Callaghan. In October 1998, the Company and Mr. Callaghan amended the terms of his employment to provide that he will serve the Company as Vice President and as President of IDine Restaurant Group, Inc. until September 30, 2001. His annual base salary will be $335,000 and he is eligible to receive a bonus not to exceed one-half of his salary during each year. The Company also agreed to maintain in force a $500,000 life insurance policy on his life, which will be transferred to Mr. Callaghan, without cost, at the end of the employment term (whether or not he becomes disabled during the term of his employment). If Mr. Callaghan becomes disabled during the employment term, he will receive his full compensation during the first six months of disability (including a pro rata bonus, if any), and thereafter will be paid 75% of his salary until the end of the term of his employment (including a pro rata bonus, if any). Upon a Change-of-Control (as defined in the 1996 Plan), all unvested options would vest and be exercisable in accordance with the terms of the 1996 Plan. The terms of his employment restrict Mr. Callaghan from competing against the Company for a two-year period following the termination of his employment.

         Stephen E. Lerch. Effective January 1, 2000, Mr. Lerch received a base salary of $230,000. The terms of his employment also provide that Mr. Lerch will be entitled to receive a lump sum payment of $500,000 in the event of a "change-of-control" of the Company in which he was not offered a comparable position of comparable salary. The terms of his engagement letter do not define a "change-of-control."

         Christine M. Donohoo. In January 1999, the Company appointed Ms. Donohoo as President of Transmedia Service Company. Under the terms of her employment she was paid the following: (i) a base salary of $275,000; and (ii) ten-year options to purchase 150,000 shares of Common Stock at an exercise price of $2.63. All of the options vest ratably over four years following their date of grant. Effective September 30, 2000, Ms. Donohoo resigned as President of Transmedia Service Company.

                           THE AUDIT COMMITTEE REPORT

         The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended September 30, 2000, which include the consolidated balance sheets of the Company as of September 30, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended September 30, 2000, and the notes thereto.

         The Audit Committee assists the Board of Directors in overseeing and monitoring the Company's financial reporting process and the quality of its internal and external audit process.

Review with Management

         The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended September 30, 2000, which include the consolidated balance sheets of the Company as of September 30, 2000 and 1999, and the related consolidated statement of operations, stockholders' equity and cash flows for each of the three years in the period ended September 30, 2000, and the notes thereto.

Review and Discussions with Independent Accountants

         The Audit Committee has discussed with KPMG LLP, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

         The Audit Committee has also received written disclosures and the letter from KPMG LLP regarding its independence as required by Independence Standards Board Standard No. 1 and has discussed with KPMG LLP their independence from the Company.

Conclusion

         Based on the review and discussions referred to above, the committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.


                                            SUBMITTED BY AUDIT COMMITTEE OF
                                            THE BOARD OF DIRECTORS


                                            Herbert M. Gardner
                                            John A. Ward, III
                                            Lester Wunderman

Performance Analysis

         Set forth below is a line graph comparing the cumulative total return of the Company, the Standard & Poor's 500 Stock Price Index ("S&P 500") and the Standard & Poor's Financials Index ("S&P Financials Index") for the five fiscal years commencing October 1, 1995 and ended September 30, 2000.



                       Stock Performance Graph and Table
                            Comparison of Five-Year
            Cumulative Total Returns Among Transmedia Network Inc.,
                      S&P 500 and the S&P Financials Index


                                         09/30/1995    09/30/1996    09/30/1997    09/30/1998    09/30/1999    09/30/2000
                                         ----------    ----------    ----------    ----------    ----------    ----------
Company
-------
Transmedia Network Inc..............         100            58            42            32            30            38

S&P 500 Composite Index.............         100           118           162           174           219           246

S&P Financials Index................         100           122           188           180           207           272

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         Except as otherwise specified, the following table sets forth certain information, as of January 3, 2001, regarding ownership of the Company's Voting Stock by each person who is known by the Company to own beneficially more than 5% of its Voting Stock. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to the shares beneficially owned by him.

                                                           Amount of
                                          Amount of         Series A          Options and                              Percent of
                                        Common Stock     Preferred Stock        Warrants                                 Total
                                        Beneficially      Beneficially     Exercisable Within      Total Voting          Voting
Name and Address                            Owned           Owned(1)            60 Days                Stock             Stock
------------------------------------   --------------   ----------------   ------------------    -----------------   ---------------
Samstock, L.L.C. ...................     2,322,952        2,692,748           2,804,596(2)         9,380,256(3)(4)        40.24%
Halmostock Limited Partnership             438,305          206,204             180,451(5)
     (see footnote 4 for addresses)

Pioneer Investment Management, Inc.
     60 State Street                     1,043,000 (6)           --                  --            1,043,000               5.13%
     Boston, MA  02109

Minotaur Partners II, L.P...........     1,194,521               --           2,389,042            3,583,563(7)           19.72%
ValueVision International Inc.             219,178               --             438,356              657,534(7)
Dominic Mangone                            119,589               --             219,178              338,767(7)
Raymond Bank                                10,959               --              21,918               32,877(7)
     (See footnote 7 for addresses)

         Except as otherwise specified, the following table sets forth certain information regarding beneficial ownership of the Company's Voting Stock, as of January 3, 2000, by each nominee for election as a director of the Company, the executive officers named in the "Summary Compensation Table" and the executive officers and directors as a group, and includes options and warrants to purchase shares of Common Stock which will become exercisable within 60 days of January 3, 2000. Except as otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder.



                                                                           Common Stock
                                                           Amount of       Options and
                                          Amount of         Series A         Warrants                           Percent of
                                        Common Stock    Preferred Stock    Exercisable                            Total
                                        Beneficially      Beneficially        Within         Total Voting         Voting
Name and Address                            Owned           Owned(1)         60 Days             Stock            Stock
------------------------------------   --------------   ----------------   -------------     -------------     -----------
Sheli Z. Rosenberg..................        70,588               --             --             70,588(8)              *
     c/o Transmedia Network Inc.
     11900 Biscayne Boulevard
     North Miami, Florida  33181

Gene M. Henderson...................       244,795           46,613        287,805            579,213(9)            2.81%
     c/o Transmedia Network Inc.
     11900 Biscayne Boulevard
     North Miami, Florida  33181

F. Philip Handy....................        154,700           48,073         76,286            292,849(10)           1.44%
     c/o Transmedia Network Inc.
     11900 Biscayne Boulevard
     North Miami, Florida  33181

James M. Callaghan..................       107,580           27,153        229,210            363,943(11)           1.77%
     c/o Transmedia Network Inc.
     750 Lexington Avenue
     New York, New York  10022

Paul A. Ficalora....................       142,160               --         40,250            182,410(12)              *
     c/o Transmedia Network Inc.
     750 Lexington Avenue
     New York, New York  10022

Herbert M. Gardner..................       309,743           91,486         79,495            494,514(13)           2.42%
     c/o Transmedia Network Inc.
     750 Lexington Avenue
     New York, New York  10022

Stephen E. Lerch....................            --               --         52,500             52,500(14)             *
     c/o Transmedia Network Inc.
     11900 Biscayne Boulevard
     North Miami, Florida  33181

Christine M. Donohoo................        35,959               --         21,918             57,877(15)             *
     c/o Transmedia Network Inc.
     11900 Biscayne Boulevard
     North Miami, Florida  33181

George S. Wiedemann.................        15,959            5,622         58,806             94,177(16)             *
     c/o Transmedia Network Inc.
     11900 Biscayne Boulevard
     North Miami, Florida  33181



                                                                           Common Stock
                                                           Amount of       Options and
                                          Amount of         Series A         Warrants                           Percent of
                                        Common Stock    Preferred Stock    Exercisable                            Total
                                        Beneficially      Beneficially        Within         Total Voting         Voting
Name and Address                            Owned           Owned(1)         60 Days             Stock            Stock
------------------------------------   --------------   ----------------   -------------     -------------     -----------
Lester Wunderman....................         1,000               --         61,500             76,290(17)             *
     c/o Transmedia Network Inc.
     11900 Biscayne Boulevard
     North Miami, Florida  33181

John A. Ward, III...................        31,450               95         21,925             57,529(18)             *
      c/o Transmedia Network Inc.
     11900 Biscayne Boulevard
     North Miami, Florida 33181

William A. Lederer..................     1,194,521               --      2,389,042          3,583,563(19)          15.78%
      c/o Transmedia Network Inc.
     11900 Biscayne Boulevard
     North Miami, Florida  33181

All directors and executive officers
as a group (12 persons) ............     2,308,455          219,042      3,318,737          5,905,453              24.98%



-------------------
* Represents less than 1%.

(1)Each share of Series A Preferred Stock is presently convertible into
1.06898 shares of Common Stock at the option of the holder.

(2) Includes 185,746 of the 2,878,494 shares of Common Stock issuable upon the conversion of the 2,692,748 shares of Series A Preferred Stock held by Samstock, L.L.C. (representing the additional voting power Samstock, L.L.C. would gain upon conversion of it shares of Series A Preferred Stock due to the conversion rate of 1.06898 shares of Common Stock per each share of Series A Preferred Stock converted).

(3) Includes 735,000 shares of Common Stock which are owned by certain stockholders, but which are subject to the voting and disposition restrictions contained in the Amended and Restated Agreement Among Stockholders, dated as of March 3, 1998, among EGI-Transmedia Investors, L.L.C., Samstock, L.L.C. and certain stockholders, pursuant to which such stockholders beneficially owned shares of Common Stock are subject to shared voting and disposition power with Samstock, L.L.C. and EGI-Transmedia Investors, L.L.C., which are affiliates of Equity Group Corporate Investments of which Sheli Z. Rosenberg is Vice Chairperson. See "Certain Relationships and Related Transactions".

(4) Based in part: (i) upon information set forth in Amendment No. 5 to the
Schedule 13D filed on September 19, 2000 by Samstock, L.L.C., (ii) other information available to the Company and (iii) pursuant to a Stockholders' Agreement (the "Stockholders' Agreement"), dated as of March 3, 1998, among the referenced entities. According to the Stockholders' Agreement, each entity appointed Samstock, L.L.C. and EGI-Transmedia Investors, L.L.C. its true and lawful attorney and proxy, during the period of such Stockholders' Agreement, to appear for, represent, and vote the shares of Common Stock held by each stockholder, as defined in the Stockholders' Agreement. See "Certain Relationships and Related Transactions". The addresses for these entities are as follows: Samstock, L.L.C. at Two North Riverside Plaza, Chicago, Illinois 60606 and Halmostock Limited Partnership at 21 W. Las Olas Boulevard, Fort Lauderdale, Florida 33301.

(5) Includes 14,224 of the 220,428 shares of Common Stock issuable upon the conversion of the 206,204 shares of Series A Preferred Stock held by Halmostock Limited Partnership (representing the additional voting power Halmostock Limited Partnership would gain upon conversion of it shares of Series A Preferred Stock due to the conversion rate of 1.06898 shares of Common Stock per each share of Series A Preferred Stock converted).

(6) Based on Amendment No. 2 to Schedule 13G filed on January 3, 2001 by Pioneer Investment Management Inc.

(7) Based in part (i) upon information set forth in Amendment No. 1 to the
Schedule 13D filed on August 24, 2000 and (ii) pursuant to a Stock Purchase and Sale Agreement, dated as of April 28, 2000. See "Certain Relationships and Related Transactions." The addresses for these entities are as follows: Minotaur Partners II, L.P. at 150 South Wacker Drive, Suite 470, Chicago, Illinois 60606; ValueVision International Inc. at 6740 Shady Oak Road, Eden Prairie, Minnesota 55344; Dominic Mangone at 6N 271 James Court, Medinah, Illinois 60157; and Raymond Bank at P.O. Box #106, Butler, Maryland 21023. William A. Lederer, a member of the Company's Board of Directors, is a stockholder, director and principal of the manager of the general partner of Minotaur Partners II, L.P., a member of the general partner of Minotaur Partners II, L.P., a Chairman, Chief Executive Officer and Chief Investment Officer of Minotaur Capital Management, Inc., which is a limited partner of Minotaur Partners II, L.P., and is a limited partner of Minotaur Partners II, L.P. Mr. Lederer disclaims beneficial ownership of any such share except to the extent of his pecuniary interest therein.

(8) Includes for Ms. Rosenberg 70,588 shares of Common Stock beneficially owned by Ms. Rosenberg.

(9) Includes for Mr. Henderson (i) 244,795 shares of Common Stock beneficially owned by Mr. Henderson, (ii) 46,613 shares of Series A Preferred Stock beneficially owned by Mr. Henderson, (iii) options to purchase 175,000 shares of Common Stock, (iv) 109,590 shares of Common Stock which may be acquired upon exercise of outstanding warrants at exercise prices in equal parts at $5.93125 per share and $7.30 per share which expire in April 2005 and (v) 3,215 of the 49,828 shares of Common Stock issuable upon the conversion of the 46,613 shares of Series A Preferred Stock held by Mr. Henderson (representing the additional voting power Mr. Henderson would gain upon conversion of his shares of Series A Preferred Stock due to the conversion rate of 1.06898 shares of Common Stock per each share of Series A Preferred Stock converted).

(10) Includes for Mr. Handy (i) 154,700 shares of Common Stock beneficially owned by Mr. Handy, (ii) 48,073 shares of Series A Preferred Stock beneficially owned by Mr. Handy, (iii) options to purchase 16,500 shares of Common Stock,
(iv) warrants to purchase 56,470 shares of Common Stock, which are exercisable in equal parts at $6.00 per share, $7.00 per share and $8.00 per share and expire in March 2003, (v) 3,316 of the 51,389 shares of Common Stock issuable upon the conversion of the 48,073 shares of Series A Preferred Stock held by Mr. Handy (representing the additional voting power Mr. Handy would gain upon conversion of his shares of Series A Preferred Stock due to the conversion rate of 1.06898 shares of Common Stock per each share of Series A Preferred Stock converted) and (vi) 13,790 shares of Common Stock that Mr. Handy may elect to take as a deferred stock award under the 1996 Plan in lieu of his annual director fees.

(11) Includes for Mr. Callaghan (i) 107,580 shares of Common Stock beneficially owned by Mr. Callaghan, (ii) 27,153 shares of Series A Preferred Stock beneficially owned by Mr. Callaghan, (iii) options to purchase 183,501 shares of Common Stock, (iv) 43,836 shares of Common Stock which may be acquired upon exercise of outstanding warrants at exercise prices in equal parts at $5.93125 per share and $7.30 per share which expire in April 2005 and (v) 1,873 of the 29,026 shares of Common Stock issuable upon the conversion of the 27,153 shares of Series A Preferred Stock held by Mr. Callaghan (representing the additional voting power Mr. Callaghan would gain upon conversion of his shares of Series A Preferred Stock due to the conversion rate of 1.06898 shares of Common Stock per each share of Series A Preferred Stock converted). Does not include 5,724 shares of Common Stock held in the Individual Retirement Account of Mr. Callaghan's wife, as to all of which shares Mr. Callaghan disclaims beneficial ownership.

(12) Includes for Mr. Ficalora (i) 142,160 shares of Common Stock beneficially owned by Mr. Ficalora and (ii) options to purchase 40,250 shares of common Stock. Does not include (i) 6,075 shares of Common Stock held by Mrs. Ficalora and (ii) 1,350 shares of Common Stock held by Mr. Ficalora's child, as to all of which shares Mr. Ficalora disclaims beneficial ownership.

(13) Includes for Mr. Gardner (i) 309,743 shares of Common Stock beneficially owned by Mr. Gardner, (ii) 91,486 shares of Series A Preferred Stock beneficially owned by Mr. Gardner, (iii) options to purchase 42,500 shares of Common Stock, (iv) 30,684 shares of Common Stock which may be acquired upon exercise of outstanding warrants at exercise prices in equal parts at $5.93125 per share and $7.30 per share which expire in April 2005, (v) 6,311 of the 97,797 shares of Common Stock issuable upon the conversion of the 91,486 shares of Series A Preferred Stock held by Mr. Gardner (representing the additional voting power Mr. Gardner would gain upon conversion of his shares of Series A Preferred Stock due to the conversion rate of 1.06898 shares of Common Stock per each share of Series A Preferred Stock converted) and (vi) 13,790 shares of Common Stock that Mr. Gardner may elect to take as a deferred stock award under the 1996 Plan in lieu of his annual director fees. Does not include an aggregate of 13,791 shares of stock and warrants to purchase Common Stock held by Mr. Gardner's wife.

(14) Includes for Mr. Lerch options to purchase 52,500 shares of Common Stock.

(15) Includes for Ms. Donohoo (i) 35,959 shares of Common Stock owned by Ms. Donohoo and (ii) 21,918 shares of Common Stock which may be acquired upon exercise of outstanding warrants at exercise prices in equal parts at $5.93125 per share and $7.30 per share, which warrants expire in April 2005.

(16) Includes for Mr. Wiedemann (i) 15,959 shares of Common Stock owned by Mr. Wiedemann, (ii) 5,622 shares of Series A Preferred Stock beneficially owned by Mr. Wiedemann, (iii) options to purchase 36,500 shares of Common Stock, (iv) 21,918 shares of Common Stock which may be acquired upon exercise of outstanding warrants at exercise prices in equal parts at $5.93125 per share and $7.30 per share, which warrants expire in April 2005, (v) 388 of the 6,010 shares of Common Stock issuable upon the conversion of the 5,622 shares of Series A Preferred Stock held by Mr. Wiedemann (representing the additional voting power Mr. Wiedemann would gain upon conversion of his shares of Series A Preferred Stock due to the conversion rate of 1.06898 shares of Common Stock per each share of Series A Preferred Stock converted) and (vi) 13,790 shares of Common Stock that Mr. Wiedemann may elect to take as a deferred stock award under the 1996 Plan in lieu of his annual director fees.

(17) Includes for Mr. Wunderman (i) 1,000 shares of Common Stock owned by Mr. Wunderman, (ii) options to purchase 61,500 shares of Common Stock and (iii) 13,790 shares of Common Stock that Mr. Wunderman may elect to take as a deferred stock award under the 1996 Plan in lieu of his annual director's fees.

(18) Includes for Mr. Ward (i) 31,450 shares of Common Stock beneficially owned by Mr. Ward, (ii) 21,918 shares of Common Stock which may be acquired upon exercise of outstanding warrants at exercise prices in equal parts at $5.93125 per share and $7.30 per share, which warrants expire in April 2005, (iii) 7 of the 102 shares of Common Stock issuable upon the conversion of the 95 shares of Series A Preferred stock held by Mr. Ward (representing the additional voting power Mr. Ward would gain upon conversion of his shares of Series A Preferred Stock due to the conversion rate of 1.06898 shares of Common Stock per each share of Series A Preferred Stock converted) and (iv) 4,059 shares of Common Stock that Mr. Ward may elect to take as a deferred stock award under the 1996 Plan in lieu of his annual director fees.

(19) Includes for Mr. Lederer (i) 1,194,521 shares of Common Stock beneficially owned by Minotaur Partners II, L.P. and (ii) 2,389,042 shares of Common Stock which may be acquired upon exercise of outstanding warrants beneficially owned by Minotaur Partners II, L.P. at exercise prices in equal parts of $5.93125 and $7.30 per share, which warrants expire in April 2005. Mr. Lederer may be deemed to be a beneficial owner of the shares and warrants beneficially owned by Minotaur Partners II, L.P. because he is a stockholder, director and principal of the manager of the general partner of Minotaur Partners II, L.P., a member of the general partner of Minotaur Partners II, L.P., a Chairman, Chief Executive Officer and Chief Investment Officer of Minotaur Capital Management, Inc., which is a limited partner of Minotaur Partners II, L.P., and is a limited partner of Minotaur Partners II, L.P. Mr. Lederer disclaims beneficial ownership of any such share except to the extent of his pecuniary interest therein.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Financial Advisors

         See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

Agreements

         The Company and certain of its stockholders are parties to several agreements which affect the voting and disposition of the Company's Voting Stock. The principal terms of these agreements are as follows:

     o Until Samstock, L.L.C., Halmostock Limited Partnership and their affiliates beneficially own less than an aggregate 15% of the combined voting power of the Company's outstanding voting securities, Samstock, L.L.C. will be entitled to designate two representatives, reasonably acceptable to the independent directors of the Company, to serve on the Board of Directors or one such representative, in the event that Samstock, L.L.C., Halmostock Limited Partnership and their affiliates collectively beneficially own less than 15%, but at least 5%, of the combined voting power of the Company's outstanding voting securities. These arrangements will terminate if Samstock, L.L.C., Halmostock Limited Partnership and their affiliates collectively cease to own voting securities of the Company representing an aggregate of 5% of the combined voting power of the Company. Sheli Z. Rosenberg is Samstock, L.L.C.'s designee to be nominated to serve on the Board of Directors of the Company.

     o Samstock, L.L.C. has the right to designate, without the consent or approval of the independent directors of the Company, one additional representative to serve on the Board of Directors for a period of three years or, if earlier, until such time as Samstock, L.L.C., Halmostock Limited Partnership and their affiliates beneficially own less than an aggregate 15% of the combined voting power of the Company's outstanding voting securities.

     o Samstock, L.L.C. and Halmostock Limited Partnership agreed that, except for certain exceptions, Samstock, L.L.C. and Halmostock Limited Partnership would vote their securities with respect to the election or removal of directors of the Company either: (a) in accordance with the recommendations of a majority of the disinterested directors of the Company or (b) in the same proportions as the owners of record of the Company's shares of Common Stock, other than those beneficially owned by Samstock, L.L.C. and Halmostock Limited Partnership, vote their shares of Common Stock; provided that Samstock, L.L.C., Halmostock Limited Partnership and their affiliates may vote in favor of the election or retention of the one or two directors designated by Samstock, L.L.C. as described in the preceding paragraph.

     o Certain stockholders, who together are the beneficial owners of 735,000 shares, or 4.5% of the outstanding shares of Common Stock of the Company, and Halmostock Limited Partnership, who together with Samstock, L.L.C. is the beneficial owner of 8,645,256 shares, or 37.1% of the outstanding shares of Voting Stock of the Company, have agreed to grant Samstock, L.L.C. (a) a proxy to vote all of their shares, (b) the right of first refusal on all public and private sales of their shares, and (c) certain rights to require them to sell all of their share holdings in the event Samstock, L.L.C. sells its shares; provided, however, that Halmostock Limited Partnership will not be required to sell 92,000 shares of Common Stock at a share price of $7.11 or less. This arrangement will terminate if Samstock, L.L.C. and their affiliates cease to own voting securities representing at least 5% of the combined voting power of the Company.

     o Minotaur Partners II, L.P., ValueVision International Inc., Dominic Mangone and Raymond Bank, who together beneficially own 4,602,741 shares of Voting Stock, or 19.7% of the outstanding shares of the Voting Stock of the Company, agreed that they will not take any of the following actions prior to August 23, 2005 without the approval of a majority of the Company's disinterested directors, subject to specified limited exceptions: (a) increase their ownership of voting securities beyond the combined voting power of all voting securities represented by the shares and the warrants they each beneficially own, respectively; provided, however, that the foregoing limit shall not prohibit certain purchases of voting securities directly from the Company and certain repurchases of voting securities by the Company; (b) solicit proxies or assist any other person or otherwise become a "participant" in the "solicitation" of proxies in opposition to the recommendation of a majority of disinterested directors; (c) form, join or participate in any other way in a partnership, pooling agreement, syndicate, voting trust or other "group," or enter into any agreement or arrangement or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of voting securities of the Company;
(d) assist, encourage or induce any person to bid for or acquire outstanding voting securities of the Company unless the completion of the transaction requires the approval of the board of Directors and the Company obtains a suitable confidentiality and standstill agreement from the party; or (e) take any action to seek to circumvent any of the foregoing limitations.

     o Until Minotaur Partners II, L.P., ValueVision International Inc., Dominic Mangone and Raymond Bank cease to beneficially own more than 5% of the voting securities of the Company, Minotaur Partners II, L.P. shall have the right to designate one representative for nomination to the Company's Board of Directors, provided that such designee is reasonably acceptable to the independent directors of the Company. The current designee of Minotaur Partners II, L.P. to the Company's Board of Directors is William A. Lederer.

     o Minotaur Partners II, L.P., ValueVision International Inc., Dominic Mangone and Raymond Bank have also agreed that, so long as Samstock, L.L.C. is entitled to designate one or two directors to the Company's board of directors, each would vote all of its shares of Company voting securities in favor of Samstock, L.L.C.'s designee or designees. In addition, Samstock, L.L.C. agreed that, so long as Minotaur Partners II, L.P. is entitled to designate a director to the Company's board of directors, Samstock, L.L.C. would vote all of its voting securities in favor of Minotaur Partners II, L.P. designee. These stockholders agreed that, except for certain exceptions, they would vote their shares with respect to the election or removal of directors of the Company in accordance with the recommendations of a majority of the disinterested directors of the Company, provided that they may vote in favor of the election or retention of the director designated by Minotaur Partners II, L.P. Minotaur Partners II, L.P., ValueVision International Inc., Dominic Mangone, Raymond Bank and certain other stockholders have "co-sale" rights if Samstock, L.L.C. sells more than 10% of the shares of Company common stock held by it. In such an event, these stockholders can require that their shares also be purchased on the same terms and conditions.

     o Minotaur Partners II, L.P., ValueVision International Inc., Dominic Mangone, Raymond Bank and certain other stockholders are also subject to "drag-along" provisions if Samstock, L.L.C. sells all of its shares of Common Stock. In such event, Samstock, L.L.C. can require these stockholders to sell their shares on the same terms and conditions. However, Samstock, L.L.C. cannot require them to sell their shares prior to April 28, 2001, if the sale would result in an internal rate of return to these stockholders on their investment of less than 25%.

     o The Company has granted registration rights with respect to the shares of Common Stock that these stockholders purchased from the Company and the shares of Common Stock issuable upon exercise of warrants.

Consulting Agreements

In March 1998, Messrs. Wiedemann and Wunderman entered into consulting arrangements with the Company. As compensation for their services, Mr. Wiedemann and Mr. Wunderman were granted fully vested ten-year options to purchase 20,000 and 45,000 shares of Common Stock, respectively, and exercisable at $5.875 per share of Common Stock.

                             INDEPENDENT ACCOUNTANTS

         KPMG LLP audited the Company's financial statements for the fiscal year ended September 30, 2000. No auditor has been selected for the fiscal year ending September 30, 2001 as the Board of Directors, consistent with prior practice, will appoint an auditor for the current fiscal year prior to the commencement of the audit.

         One or more representatives of KPMG LLP are expected to attend our Annual Meeting to respond to appropriate questions. They will have an opportunity to make a statement if they so desire. Material non-audit services will be approved by the Audit Committee prior to the rendering of such services after due consideration of the effect of the performance thereof on the independence of the auditors.

         Audit Fees. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for Fiscal 2000 and the reviews of the financial statements included in the Company's Forms 10-Q was $94,500.

         Financial Information Systems Design and Implementation Fees. The aggregate fees billed by KPMG LLP for Fiscal 2000 was $75,000. At the request of the Audit Committee, KPMG LLP performed a systems controls assessment.

         All Other Fees. Except as set forth herein, there were no other fees paid to KPMG LLP.

                                 OTHER BUSINESS

         It is not intended to bring before the Annual Meeting any matters except those proposed herein. Management is not aware at this time that any other matters are to be presented for action. If, however, any other matters properly come before the meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

                   PROVISION OF CERTAIN ADDITIONAL INFORMATION

         The Company's Annual Report for the fiscal year ended September 30, 2000 is being furnished with this Proxy Statement.

                            PROPOSALS OF STOCKHOLDERS

         Proposals, if any, of stockholders of the Company intended to be presented at the Annual Meeting of Stockholders in 2002 must be received by the Company no later than September 30, 2001. All stockholder notice of proposals submitted outside the processes of Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934 must be received by December 14, 2001, to be considered for presentation at the Annual Meeting of Stockholders in 2002. The proposal must be mailed to the Company's principal executive offices at 11900 Biscayne Boulevard, North Miami, Florida 33181,
Attention: Secretary.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         The Company believes that, during the fiscal year ended September 30, 1999, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, applicable to its officers, directors and greater than ten percent stockholders were complied with on a timely basis.

                                     REPORTS

         The information contained in the Audit Committee Report and the Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the 1934 Securities Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

                             FORM 10-K ANNUAL REPORT

         On written request, the Company will provide without charge to each record or beneficial holder of the Company's Voting Stock as of January 26, 2001, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Requests should be addressed to Mr. Stephen E. Lerch, Executive Vice President and Chief Financial Officer, Transmedia Network Inc., 11900 Biscayne Boulevard, North Miami, Florida 33181.



                                         By Order of the Board of Directors,


                                         KATHRYN M. FERARA
                                         Secretary

North Miami, Florida
January 29, 2001

                                    APPENDIX

                             TRANSMEDIA NETWORK INC.

                             AUDIT COMMITTEE CHARTER


         The Audit Committee ("the Committee"), of the Board of Directors ("the Board") of Transmedia Network Inc. ("the Company"), will have the oversight responsibility, authority and specific duties as described below.

                                   COMPOSITION

         The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the New York Stock Exchange (NYSE). The members of the Committee will be elected annually at the organizational meeting of the full Board held in conjunction with the Annual Shareholders Meeting and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board.

                                 RESPONSIBILITY

         The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual and quarterly financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the external audit process. In addition, the Committee provides an avenue for communication between the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

                                    AUTHORITY

         Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

                                    MEETINGS

         The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee is to meet in separate executive sessions with the chief financial officer and independent accountants at least once each year and at other times when considered appropriate.

                                   ATTENDANCE

         Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants be present at Committee meetings.

                                 SPECIFIC DUTIES

         In carrying out its oversight responsibilities, the Committee will:

1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NYSE Audit Committee Requirements.

2. Review with the Company's management and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

3. Review with the Company's management and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

4. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with the management the fee arrangement with the independent accountants.

5. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

6. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q.

7. At the completion of the annual audit, review with management and the independent accountants the following:

     -- The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

     -- Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

     -- Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

     -- Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

     -- If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

8. After preparation by management and review by the independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

9. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of the management regarding the responsiveness of the independent accountants to the Company's needs.

10. Meet with management and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as `material' or `serious'. Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

11. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

12. Review with management and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

13. Generally as part of the review of the annual financial statements, receive either a written or oral report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

14. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the NYSE, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

                             TRANSMEDIA NETWORK INC.

             Proxy For Annual Meeting Of Stockholders March 1, 2001

The undersigned hereby appoints Gene M. Henderson and Stephen E. Lerch as Proxies, each with power to appoint his substitute, and hereby authorizes them, to represent and vote, as designated on the reverse side of this card, all shares of Common Stock and Series A Senior Convertible Redeemable Preferred Stock of Transmedia Network Inc. (the "Company"), held of record by the undersigned on January 26, 2001, at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held on March 1, 2001 or any postponement or adjournment thereof.

1.       Election of Directors.
         Nominees (term expiring in 2002):           Sheli Z. Rosenberg
                                                     Gene M. Henderson
                                                     F. Philip Handy
                                                     Herbert M. Gardner
                                                     William A. Lederer
                                                     John A. Ward, III
                                                     George S. Wiedemann
                                                     Lester Wunderman

         [   ]  FOR
         [   ]  WITHHOLD AUTHORITY to vote for all nominees listed above
         [   ]  FOR all nominees listed (except as marked to the contrary below)

2. In their discretion, upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE BOARD OF DIRECTORS' EIGHT NOMINEES FOR ELECTION.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.


SIGNATURES:_________________________________  DATE: ______________, 2001
Note: Please sign exactly as name or names appears on stock certificate
      (as indicated hereon).